                                                                     EX-99.a.1.b

                  CERTIFICATE OF ESTABLISHMENT AND DESIGNATION
                    OF ADDITIONAL SERIES AND SHARE CLASSES OF
                                 ABERDEEN FUNDS

     The  undersigned  Secretary  of Aberdeen  Funds hereby  certifies  that the following  resolutions  were duly  adopted by a majority of the  Trustees on the
Board of Trustees of Aberdeen  Funds (the  "Trust") at a meeting of the Board of
Trustees duly held on June 11, 2008:

                       ESTABLISHMENT OF ADDITIONAL SERIES
                       AND SHARE CLASSES OF ABERDEEN FUNDS

     WHEREAS,  pursuant to Article  III,  Section 6, of the Amended and Restated
     Agreement  and  Declaration  of Trust (the  "Declaration  of  Trust"),  the
     Trustees have the authority to establish and designate additional series of the Trust, and

     WHEREAS,  pursuant to Article III,  Sections 1 and 6, of the Declaration of
     Trust,  beneficial  interests in the Trust may be divided into an unlimited number of  transferable  shares and the Board may authorize the division of such  shares  into  separate  series and the  division  of such series into separate classes, with such characteristics as the Board may determine;

     NOW,  THEREFORE,  BE IT  RESOLVED,  that the Trust shall add an  additional series (sometimes  hereafter referred to as a "Series" or "Fund") of shares
     (the Series shall be  comprised  of an unlimited  number of shares) that is hereby established and designated as in the chart below; and it is further

     RESOLVED,  that a  Share  of the  additional  Series  of  the  Trust  shall represent a proportionate interest in and shall have equal rights with each other share of a Series with respect to the assets of the Trust  pertaining to the  Series  and shall  have the  rights,  preferences,  privileges  and limitations as set forth in the Declaration of Trust; and it is further

     RESOLVED,  that in  accordance  with Article  III,  Sections 1 and 6 of the
     Declaration  of Trust,  the  initial  classes  of shares of the  additional
     Series of the Trust be, and hereby are, established and designated as:

     Fund                                  Share Classes
     ------------------------------        -------------------------------------
     Aberdeen Core Plus Income Fund        Class A, Class B, Class C, Class R,
                                           Class S, Institutional Service Class
                                           and Institutional Class

     and an unlimited  number of shares are hereby  classified  and allocated to such classes of Shares (each,  a "Class," and together,  the  "Classes") of the additional Series of the Trust; and it is further

     RESOLVED, that the Secretary of the Trust is hereby authorized and directed to prepare a Certificate  of  Establishment  and  Designation of Additional
     Series and Share Classes  memorializing  the  establishment and creation of such Series and Classes in  accordance  with these  resolutions;  and it is further

     RESOLVED,  that a share of each  Class of this  Series of the  Trust  shall represent a proportionate interest in and shall have equal rights with each other share of such Class of such Series with  respect to the assets of the
     Trust  pertaining  to such Series and shall have the  rights,  preferences, privileges  and  limitations  as set  forth in the  Declaration  of  Trust, provided that:

     1.   The dividends and distributions of investment income and capital gains with  respect  to shares of the  Series  or  Classes  shall be in such amounts as may be declared from time to time by the Board (or declared and  paid  in  accordance  with a  formula  adopted  by the  Board  or
          delegated   authority   by  the  Board),   and  such   dividends   and
          distributions may vary with respect to such Series or Classes from the dividends and  distributions  of  investment  income and capital gains with respect to the other  Series or Classes of the Trust,  to reflect charges of any pro rata portion of distribution expenses paid pursuant to a Distribution Plan adopted by the Trust on behalf of the Series or
          Class,  as  applicable,  in  accordance  with  Rule  12b-1  under  the
          Investment  Company  Act of 1940 (the  "1940  Act") (or any  successor thereto) (a "Distribution  Plan"),  to reflect charges of any pro rata portion  of  administrative  service  expenses  paid  pursuant  to  an
          Administrative  Services  Plan  adopted  by the Trust on behalf of the
          Series or Class, as applicable, or to reflect differing allocations of the  expenses  of the  Trust  among  the  Series  or  Classes  and any resultant  difference  among  the net  asset  values  per share of the
          Series or Classes,  to such extent and for such  purposes as the Board may deem  appropriate.  The allocation of investment  income,  capital gains,  expenses  and  liabilities  of the Series among its Classes of
          Shares shall be determined by the Board in a manner that is consistent with the Multiple  Class Plan adopted by the Trust in accordance  with
          Rule 18f-3 under the 1940 Act.

     2.   Except as may otherwise be required by law, pursuant to any applicable order,  rule or  interpretation  issued by the SEC, or otherwise,  the holders of shares of the Series or any of its  Classes  shall have (i)
          exclusive voting rights with respect to any matter submitted to a vote of shareholders  that affects only holders of shares of such Series or such Class,  including,  without  limitation,  the  provisions  of any
          Distribution  Plan  applicable to shares of such Series or such Class;
          (ii) voting rights with respect to the provisions of any  Distribution
          Plan that may in the  future  (as a result of any  conversion  of said
          Class of Shares or otherwise)  affect said Class of shares;  and (iii)
          no voting rights with respect to the  provisions  of any  Distribution
          Plan  applicable  to any  other  Series  or Class of the Trust or with regard to any other matter  submitted to a vote of  shareholders  that does not now or in the future affect  holders of Shares of such Series or such Class.

     1.   With respect to each Class B Share of the Fund,

          a.   Each Class B Share of the Fund shall be converted  automatically, and  without  any  action  or  choice  on the part of the  holder thereof,  into Class A Shares of the Fund on the Conversion Date.
               The  term  "Conversion  Date"  means  a  date  set  forth  in the
               Prospectus  of the Fund that is no later than three  months after either (i) the date on which the seventh  anniversary of the date of  issuance  of the  Shares  occurs,  or  (ii)  any  such  other anniversary  date as may be determined by the Board and set forth in the  Prospectus  of the  Fund;  provided  that any such  other anniversary  date  determined  by the Board  shall be a date that will occur prior to the anniversary  date set forth in clause (i)
               and any such  other  date  theretofore  determined  by the  Board pursuant to this clause (ii); but further provided that,  subject to the provisions of the next sentence, for any Class B Shares of the Fund  acquired  through an  exchange,  or through a series of exchanges,  as  permitted  by the  Fund  and as  provided  in the
               Prospectus of the Fund, from another investment company or series of an investment company (an "eligible investment company"),  the
               Conversion  Date shall be the conversion  date  applicable to the shares of the eligible  investment company originally  subscribed for in lieu of the Conversion Date of any Shares acquired through exchange if such eligible  investment  company  issuing the share originally subscribed for had a conversion feature, but not later than the  Conversion  Date  determined  under (i) above.  For the
               purpose  of   calculating   the  holding   period   required  for
               conversion,  the date of  issuance of a Class B Share of the Fund shall  mean  (i) in the  case  of a Class  B  Share  of the  Fund obtained by the holder thereof  through an original  subscription to the Fund,  the date of the  issuance  of such Class B Share of the  Fund,  or (ii) in the  case of a Class B Share  of the  Fund obtained by the holder thereof through an exchange,  or through a series of exchanges,  from an eligible  investment  company,  the date of issuance of the share of the eligible  investment company to which the holder originally subscribed.

          b.   Each  Class  B  Share  of the  Fund  (i)  purchased  through  the automatic reinvestment of a dividend or distribution with respect to the Class B Shares of the Fund or the  corresponding  class of any other investment  company or series of an investment  company issuing  such  class of shares,  or (ii)  issued  pursuant  to an exchange  privilege  granted by the Fund in an exchange or series
               of  exchanges  for  shares   originally   purchased  through  the
               automatic reinvestment of a dividend or distribution with respect to shares of an eligible investment company,  shall be segregated in a separate  sub-account  on the share  records of the Fund for each of the holders of record thereof.  On any Conversion Date, a number of the  Shares  held in the  separate  sub-account  of the holder  of  record  of  the  Share  or  Shares  being  converted, calculated in accordance with the next following sentence,  shall be converted  automatically,  and without any action or choice on the part of the holder,  into Shares of Class A of the Fund.  The
               number  of  Shares  in  the  holder's  separate   sub-account  so
               converted  shall (i) bear the same  ratio to the total  number of
               Shares  maintained in the separate  sub-account on the Conversion
               Date (immediately prior to conversion) as the number of Shares of the holder  converted on the Conversion  Date pursuant to section
               (a)  hereof  bears to the  total  number of Class B Shares of the holder on the Conversion Date  (immediately  prior to conversion)
               after  subtracting  the Shares then  maintained  in the  holder's separate  sub-account,  or (ii) be such  other  number  as may be calculated in such other manner as may be determined by the Board and set forth in the Prospectus of the Fund.

          c.   The  number of Class A Shares  of the Fund  into  which a Class B
               Share is  converted  pursuant  to  sections  3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a
               Share)  obtained by dividing the net asset value per share of the
               Class B Shares for purposes of sales and  redemptions  thereof on the Conversion Date by the net asset value per share of the Class
               A Shares for  purposes  of sales and  redemptions  thereof on the
               Conversion Date.

          d.   On the Conversion  Date, the Class B Shares converted into Shares of Class A will no longer be deemed outstanding and the rights of the holders  thereof  (except the right to (i) receive the number of  Shares  of  Class A into  which  Class  B  Shares  have  been converted,  (ii)  receive  declared  but unpaid  dividends to the
               Conversion Date or such other date set forth in the Prospectus of the Fund, and (iii) vote converting Shares of the Fund held as of any record date  occurring on or before the  Conversion  Date and theretofore  set with  respect  to any  meeting  held  after  the
               Conversion Date) will cease.

          e.   The  automatic  conversion of the Class B Shares of the Fund into
               Class A Shares of the Fund,  as set  forth in  sections  3(a) and
               3(b) hereof,  may also be suspended by action of the Board at any time that the Board determines such suspension to be appropriate.

     2.   No Shares of any Class of Shares of the Fund other than Class B Shares of the Fund  shall  automatically  convert  into Class A Shares of the
          Fund.

     In witness thereof, the undersigned Secretary, certifies as to the above as of the 11th day of June 2008.

                                              __________________________
                                              Lucia Sitar
                                              Secretary